UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2010

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2010, the Compensation Committee of the Board of Directors of Chart Industries, Inc. (the “Company”), adopted the Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan (the “Deferred Income Plan”). The Deferred Income Plan amends and restates the Company’s prior voluntary deferred income plan (the “Prior Plan”) to provide certain benefits to certain of the Company’s highly compensated employees, including the Company’s named executive officers, that are not otherwise provided under the Company’s qualified savings plan(s) due to statutory limitations. As amended, the Deferred Income Plan provides for, among other things:

•

participation for the year in which the participant is deferring (the “Deferral Year”) by (i) employees with base compensation, bonus and commissions actually paid or due to be paid in the year prior to the Deferral Year at or above the maximum annual amount (currently $245,000) (the “Annual Limit”) that may be taken into account for purposes of the qualified Chart Industries, Inc. 401(k) Investment and Savings Plan (the “Savings Plan”), and (ii) any employee who was deferring compensation as of July 1, 2010 under the Prior Plan;

•	deferrals of up to 100% of each participant’s base salary, bonus and commissions actually paid or due in the Deferral Year;

•

beginning in 2011, matching contributions on deferrals under the Deferred Income Plan made in accordance with the formula applicable to the participant under the Savings Plan but only with respect to the part of the participant’s compensation that cannot be taken into account under the Savings Plan by reason of the Annual Limit;

•

beginning as of July 1, 2010, profit sharing contributions (whether or not any compensation is actually deferred under the Deferred Income Plan) with respect to the part of the participant’s compensation that cannot be taken into account under the Savings Plan in accordance with the formula applicable to the participant under the Savings Plan. For 2010, profit sharing contributions will be made only with respect to base pay and commissions earned from July 1, 2010 through the end of the year and only if such base pay and commissions paid for the period from July 1, 2010 through the end of the year is greater than the Annual Limit; and

•

automatic full vesting on participant deferrals, with matching contributions and profit sharing contributions vesting 20% per year of the participant’s service with the Company, with automatic full vesting after 5 years of service or, if earlier, attainment of age 65 (with participants already vested under the Savings Plan being fully vested under the Deferred Income Plan);

The foregoing description of the Deferred Income Plan is not complete and is qualified in its entirety by reference to the Deferred Income Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: June 28, 2010
	By:	/s/ Michael F. Biehl
Michael F. Biehl Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan.

5